EXHIBIT 23.2




                                                             April 1, 1998

Unites States Securities
   and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: Ionic Fuel Technology, Inc. ("Company")

Gentlemen:

       Reference is made to Amendment No.1 to the registration statement ("Registration Statement")" on Form S-3 (No. 333-45847), filed the date hereof with the Securities and Exchange Commission by the Company.

       We hereby consent to the reference to our firm under the caption
"Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this consent as an Exhibit to the Registration Statement.



                                                     Very truly yours,



                                                     McLAUGHLIN & STERN, LLP